UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2015
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LEIDOS HOLDINGS, INC.
LEIDOS, INC.
(Exact name of registrant as specified in its charter)
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DELAWARE	001-33072 000-12771	20-3562868 95-3630868

(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

11951 Freedom Drive, Reston, Virginia	20190

(Address of Principal Executive Offices)	(Zip Code)
Registrants’ telephone number, including area code: (571) 526-6000
N/A
 (Former names or former addresses if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)    Effective as of February 19, 2015, the Board of Directors of Leidos Holdings, Inc. and Leidos, Inc. appointed Dr. Gary S. May to serve as a director, filling a vacancy on the Board. Dr. May will serve as a member of the Ethics and Corporate Responsibility Committee and the Human Resources and Compensation Committee.
As a director, Dr. May will be entitled to receive the standard remuneration provided to the company’s non-management directors, including (i) an annual cash retainer of $50,000, (ii) fees of $2,000 for each meeting of the Board that he attends and for each meeting of any committee of which he is a member that he attends, and (iii) an annual grant of equity awards valued at approximately $150,000, two-thirds in the form of restricted stock and one-third in the form of stock options.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEIDOS HOLDINGS, INC.
By:	/s/ Raymond L. Veldman
	Name:	Raymond L. Veldman
	Title:	Senior Vice President and Secretary

LEIDOS, INC.
By:	/s/ Raymond L. Veldman
	Name:	Raymond L. Veldman
	Title:	Senior Vice President and Secretary

Dated:  February 24, 2015